SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

☒	Definitive Information Statement

COATES INTERNATIONAL, LTD.

(Name of Registrant As Specified In Charter)

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COATES INTERNATIONAL, LTD.

Highway 34 & Ridgewood Road

Wall Township, New Jersey 07719

(732) 449-7717

NOTICE OF ACTION TAKEN BY WRITTEN CONSENT OF OUR MAJORITY STOCKHOLDER

To Our Stockholders:

We are writing to advise you that as a result of George J. Coates, our majority stockholder, owning approximately 82.3% of the combined voting power of the common and preferred stock, by written consent on March 1, 2018 in lieu of a stockholders' meeting, the stockholders of Coates International, Ltd. (“the Corporation”) have approved and authorized the corporate actions necessary to:

(i)	cure certain technical defects arising from noncompliance with Delaware General Corporation Law in the procedures follow by the Corporation in effecting a 1:200 reverse stock split which became effective immediately after the close of trading on December 1, 2017 relating to (a) the sequence in the timing of obtaining majority stockholder approval and board of directors approval and (b) failure to file a certificate of amendment to the Corporation’s Amended Certificate of Articles of Incorporation with the State of Delaware,

(ii)	clarify that the reverse stock split effected a 1:200 reduction in the number of the Corporation’s authorized shares of common stock, par value $0.0001 from 12,000,000,000 to 60,000,000, with retroactive effect to the close of trading on December 1, 2017,

(iii)	clarify that the reverse stock split effected 1:200 reduction in the number of authorized shares of the Corporation’s preferred stock, par value $0.001 from 100,000,000 to 500,000 with retroactive effect to the close of trading on December 1, 2017,

(iv)	concurrently therewith, further amend the Corporation’s Amended Certificate of Articles of Incorporation with the State of Delaware to increase the number of the Corporation’s authorized shares of common stock, par value $0.0001 from 60,000,000 to 120,000,000 and reduce the number of authorized shares of the Corporation’s preferred stock, par value $0.001 from 500,000 to 350,000.

A copy of the Written Consent of the Board of Directors approving these corporate actions and describing these actions in more detail, which was filed as Exhibit 10.1 to the Information Statement, is included hereinafter.

Any claim that the defective corporate acts ratified under Section 204 of Delaware General Corporation Law is void or voidable due to the failure of authorization, or that the Court of Chancery should declare in its discretion that a ratification of the defective corporate acts under Section 204 not be effective or only be effective on certain conditions must be brought within 120 days of the validation effective time which is the time at which the certificate of validation is filed.

These corporate actions will be carried out by means of filing a Certificate of Validation with the State of Delaware. This validation is retroactive to close of trading in the Corporation’s common stock on December 1, 2017. These corporate actions will not have any effect on the Corporation’s post-split shares of stock outstanding and no action is required by stockholders. The intent of the ratification/validation process is to retroactively remedy certain defects in carrying out the reverse stock split as of its effective date and time so that such procedural defects in the process of approving, authorizing and effecting the reverse stock split are cured and so that the Corporation can ensure that it has sufficient authorized shares of stock to fulfill its obligations and to issue future shares, without experiencing an increase in the amount of franchise taxes payable to the State of Delaware based upon an excess number of authorized and unissued shares.

This letter will also provide an update to the prior communication to you which announced the corporate action to redomicile the Corporation from the State of Delaware to the State of Nevada. Since that previous communication, the Corporation has been advised that the technical defects and the failure to file the certificate of amendment to the Corporation’s Amended Certificate of Articles of Incorporation with the State of Delaware had to be cured before the Corporation could carry out a valid Redomicile to the State of Nevada. Accordingly, at this time, the Corporation intends to cure the defects and file the certificate of amendment to the Corporation’s Amended Certificate of Articles of Incorporation with the State of Delaware before taking any such action. Upon completion of this process and acceptance by the State of Delaware, the Corporation intends to proceed with the redomicile process as previously communicated to you, at that time.

PLEASE NOTE THAT THE NUMBER OF VOTES RECEIVED FROM THE MAJORITY STOCKHOLDER BY WRITTEN CONSENT IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT FOR THIS ACTION UNDER DELAWARE LAW AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THE ACTION.

No action is required by you.  The accompanying Information Statement is furnished only to inform stockholders of the actions taken by written consent described above before they take effect in accordance with Rule 14c-2, promulgated under the Securities Exchange Act of 1934, as amended.  This Information Statement is first being mailed to you on or about March 12, 2018, and we anticipate being notified by the State of Delaware of the acceptance of the Certificate of Validation during April 2018, or as soon thereafter as practicable in accordance with applicable state and federal law.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Copies of this Information Statement are expected to be mailed on or about March 12, 2018, to the stockholders of record on December 1, 2017, the effective date of the Reverse Stock Split and current stockholders of record on March 11, 2018. The matters that are subject to approval of the stockholders will not be completed until at least 20 calendar days after the initial mailing of this Information Statement. This Information Statement is being delivered only to inform you of the corporate actions described herein before they take effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

approved and authorized the corporate actions necessary to We have asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of our capital stock held of record and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

March 12, 2018	Very truly yours,

/s/ George J. Coates
George J. Coates, President and Chief Executive Officer

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF THE CORPORATION

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

Coates International, Ltd.

2100 Highway 34 & Ridgewood Road

Wall Township, NJ 07719

(732) 449-7717

INFORMATION STATEMENT

(Definitive)

March 12, 2018

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, par value $0.0001 per share (the “Common Stock”), of Coates International, Ltd., a Delaware Corporation (the “Corporation”), to notify such Stockholders of the following approved and authorized the corporate actions necessary to:

(i)	cure certain technical defects arising from noncompliance with Delaware state law in the procedures follow by the Corporation in effecting a 1:200 reverse stock split which became effective immediately after the close of trading on December 1, 2017 relating to (a) the sequence in the timing of obtaining majority stockholder approval and board of directors approval and (b) failure to file a certificate of amendment to the Corporation’s Amended Certificate of Articles of Incorporation with the State of Delaware,

(ii)	clarify that the reverse stock split effected 1:200 reduction in the number of the Corporation’s authorized shares of common stock, par value $0.0001 from 12,000,000,000 to 60,000,000, with retroactive effect to the close of trading on December 1, 2017,

(iii)	clarify that the reverse stock split effected 1:200 reduction in the number of authorized shares of the Corporation’s preferred stock, par value $0.001 from 100,000,000 to 500,000 with retroactive effect to the close of trading on December 1, 2017,

(iv)	concurrently therewith, further amend the Corporation’s Amended Certificate of Articles of Incorporation with the State of Delaware to increase the number of the Corporation’s authorized shares of common stock, par value $0.0001 from 60,000,000 to 120,000,000 and reduce the number of authorized shares of the Corporation’s preferred stock, par value $0.001 from 500,000 to 350,000.

A copy of the Written Consent of the Board of Directors approving these corporate actions and describing these actions in more detail is filed herewith as Exhibit 10.1 to the Information Statement.

Any claim that the defective corporate acts ratified under Section 204 of Delaware General Corporation Law is void or voidable due to the failure of authorization, or that the Court of Chancery should declare in its discretion that a ratification of the defective corporate acts under Section 204 not be effective or only be effective on certain conditions must be brought within 120 days of the validation effective time which is the time at which the certificate of validation is filed.

On February 28, 2018, the Board of Directors of the Corporation approved the aforementioned actions, subject to stockholder approval. The Majority Stockholder approved these actions by written consent in lieu of a meeting of stockholders on March 1, 2018 in accordance with Delaware General Corporation Law. Accordingly, your consent is not required and is not being solicited in connection with the approval of this action.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

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ACTION TO BE TAKEN

This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the holder of the majority of the outstanding voting capital stock of the Corporation.

FILING OF A CERTIFICATE OF VALIDATION TO CURE CERTAIN TECHNICAL DEFECTS ARISING FROM NONCOMPLIANCE WITH CERTAIN PROVISIONS OF DELAWARE GENERAL CORPORATION LAW

The Board of Directors of the Corporation has approved and authorized the corporate actions necessary to file a Certificate of Validation with the State of Delaware in order to cure certain technical defects arising from acts of noncompliance with Delaware General Corporation Law and from failure to file a Certificate of Amendment of the Certificate of Amended Articles of Incorporation of the Corporation. The Certificate of Validation is expected to be filed with the State of Delaware on or about April 1, 2018.

Reasons for these Corporate Actions

These corporate actions are being taken in order to cure certain technical defects arising from acts of noncompliance with Delaware General Corporation Law, including among other things described in the Unanimous Written Consent of the Board of Directors of Coates International, Ltd. filed herewith as Exhibit 10.1, the failure to file a Certificate of Amendment of the Certificate of Amended Articles Incorporation of the Corporation in connection with a reverse stock split which occurred upon the close of trading in the Corporation’s common stock on December 1, 2017.

Possible Disadvantages of these Corporate Actions

There are no possible disadvantages to these corporate actions.

VOTES REQUIRED TO APPROVE THE PROPOSAL

As of March 1, 2018, the date the consent of the majority stockholder was provided, there were 46,162,296 shares of Common Stock issued and outstanding, 3,601 shares of Series A Preferred Stock issued and outstanding and 281,378 shares of Series B Convertible Preferred Stock issued and outstanding. Each share of Common Stock is entitled to one vote, each share of Series A Preferred Stock is entitled to 10,000 votes, and each share of Series B Convertible Preferred Stock is entitled to 1,000 votes, representing a total of 363,550,296 eligible votes of all shareholders. For the approval of these corporate actions, 181,775,149 votes were required.

CONSENTING STOCKHOLDER

As of March 1, 2018, the date the consent of the majority stockholder was provided, George J. Coates held 2,899,560 shares of Common Stock, 3,601 shares of Series A Preferred Stock and 260,020 shares of Series B Convertible Preferred Stock, entitling him 298,929,560 votes or 82.3% of the total number of votes outstanding. On March 1, 2018, Mr. Coates approved and authorized these corporate actions by written consent in lieu of a stockholders' meeting.

Under Section 14(c) of the Exchange Act, the transaction cannot become effective until the expiration of the 20-day period.

DISSENTER’S RIGHTS OF APPRAISAL

Any claim that the defective corporate acts ratified under Section 204 of Delaware General Corporation Law is void or voidable due to the failure of authorization, or that the Court of Chancery should declare in its discretion that a ratification of the defective corporate acts under Section 204 not be effective or only be effective on certain conditions must be brought within 120 days of the validation effective time which is the time at which the certificate of validation is filed.

Section 205 of the Delaware General Corporation Law permits a record holder of stock or another person claiming to be substantially and adversely affected by a ratification under Section 204 to file an action in the Court of Chancery to determine the validity and effectiveness of the defective corporate act ratified under Section 204, to challenge the validity and effectiveness of a ratification under Section 204, to modify or waive any of the procedures in section 204, to declare a ratification under Section 204 to be ineffective or to condition the effectiveness or to order other appropriate remedies.  Any application under Section 205 must be filed in the Court of Chancery within 120 days from the validation effective time or the notice to stockholders required by Section 204.

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ADDITIONAL INFORMATION

The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Corporation can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The following documents as filed with the Commission by the Corporation are incorporated herein by reference:

1.	Quarterly Report on Form 10-Q for the quarter ended September 30, 2017
2.	Annual Report on Form 10-K for the year ended December 31, 2016

The following document is filed herewith as an exhibit to this Information Statement:

Exhibit No.	Description

10.1	Unanimous Written Consent of the Board of Directors of Coates International, Ltd.

Dated: March 12, 2018

By Order of the Board of Directors

/s/ George J. Coates
George J. Coates President and Chief Executive Officer

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